Exhibit 99.5

ML Number:  610207

MERRILL LYNCH

PROTOTYPE DEFINED

CONTRIBUTION PLAN AND TRUST

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NON-STANDARDIZED

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401(k) PROFIT SHARING PLAN

ADOPTION AGREEMENT

Letter Serial Number:  J393669a

National Office Letter Date:  3/31/2014

This Adoption Agreement #014 and its related Base Plan Document #03 are important legal instruments with legal and tax implications.  Merrill Lynch does not provide legal or tax advice to the Employer.  The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.

NOTE:  In order to be recognized as a Prototype Plan maintained by the Sponsor, Merrill Lynch, the Employer must contribute and maintain at least 75% of Plan Year contributions and Trust Fund value with the Sponsor.

Protected Benefits

Vesting

For active employees who complete an Hour of Service beginning after December 31, 2015 the vesting schedules found in Article X.A shall apply.  Participants who do not complete an Hour of Service in a Plan Year beginning after December 31, 2015 shall be subject to the vesting schedule in effect on the day they terminated for both Employer Matching and Profit Sharing contributions as follows:  less than 2 years of service 0%; 2 years of service 20%; 3 years of service 40%; 4 years of service 60%; 5 years of service 100%.

Adoption of Plan

By adopting the Merrill Lynch Prototype Defined Contribution Plan and Trust Base Plan Document #03, as implemented by this Adoption Agreement #014, the Primary Employer named below hereby establishes or restates a profit sharing plan that includes:

☑ Pre-Tax Elective Deferrals	If frozen, effective date of freeze:
☑ Roth Elective Deferrals	If frozen, effective date of freeze:
☑ After-Tax Contributions	If frozen, effective date of freeze:
☑ Matching Contributions	If frozen, effective date of freeze:
☑ Profit Sharing Contributions	If frozen, effective date of freeze: 1/1/2016
☐ Safe Harbor Contributions
☐ Prevailing Wage Contributions
☐ QACA Safe Harbor Contributions
☐ Money Purchase Contributions

Employer and Plan Information

Note:  Each Employer adopting the plan must be a legal entity recognized under federal income tax laws.

Primary Employer Name:  AECOM (formerly sponsored by The Hunt Corporation )

The Primary Employer is (i) ☑ a member of a Code Section 414(b) and/or Code Section 414(c) controlled group; (ii) ☐ a member of a Code Section 414(m) affiliated service group, or (iii) ☐ none of the above.

The plan is ☑ not a Multiple Employer Plan; ☐ a Multiple Employer Plan.

Business Address:	515 S. Flower Street
Suite 1050
Los Angeles, CA 90071

Telephone Number:  (213) 593-8045

Primary Employer Taxpayer ID Number:  61-1088522 (formerly sponsored by 35-1332337)

Primary Employer Taxable Year ends on:  12/31

Plan Name:  Hunt Corporation Retirement Savings Plan (f/k/a The Hunt Corporation Retirement Savings Plan)

Plan Number:  104

Restatement Effective Date (if applicable):  1/1/2016, except as otherwise legally required or indicated herein (insert a date that is not earlier than the first day of the Plan Year in which the document is adopted).

Original Effective Date:  7/1/1998 (insert a date that is not earlier than the first day of the Plan Year in which the Plan is/was adopted).

Legal Names of Participating Employers:

The Hunt Corporation

Hunt Construction Group, Inc.

Plan Administrator Name:	AECOM

Plan Administrator Business Address:	515 S. Flower Street
Suite 1050
Los Angeles, CA 90071

Plan Administrator Telephone Number:	(213) 593-8045

Note:  If this Plan is a continuation or an amendment of a prior plan, optional forms of benefits provided in the prior plan must be provided under this Plan, and should be listed on an Addendum attached to this Adoption Agreement, unless permissibly eliminated or restricted under the terms of this Plan and IRS regulations or guidance.

ARTICLE I. Definitions

A. “Compensation”

(1) Compensation means (select (a), (b) or (c), each as defined in Section 1.21 of the Base Plan Document):

☑	(a)	amount reported in the “Wages Tips and Other Compensation” Box on Form W-2 (W-2 Wages as defined in Section 1.21(A) of the Base Plan Document).

☐	(b)	3401(a) wages; withholding wages for purposes of income taxation. (3401(a) Wages as defined in Section 1.21(B) of the Base Plan Document).

☐	(c)	415 Safe Harbor Compensation, as defined in Section 1.21(C) of the Base Plan Document.

In addition to option (a), (b) or (c) as selected above compensation must be received during the Plan Year and, unless otherwise indicated below, shall include Elective Contributions as defined in Section 1.31 of the Base Plan Document.

(2) Plan Compensation means option (a), (b), or (c) as selected in (1) above and shall apply to:

☑	Individual contribution types as selected below.

☐	There will be no compensation exclusions.

Note:  Compensation exclusions listed below apply only to Plan Compensation and do not apply to 415 Limitation Compensation or Testing Compensation.  Issues may arise with regard to nondiscrimination testing and compliance with 415 if any option other than options (a) and/or (j) are selected.

If either safe harbor option described in Article VIII or Article IX is selected, the definition of Plan Compensation must be nondiscriminatory under Code Section 414(s).  If any option other than option (a) and/or (j) is selected, the Plan’s definition of Plan Compensation will be subject to nondiscrimination testing.

The exclusions listed in the column to the right apply for purposes of determining the amount of the contribution listed at the head of the prior columns, i.e., for the purpose of determining (a) Elective Deferrals and/or After-Tax Contributions, (b) Matching Contributions, and (c) Profit Sharing Contributions.  Different exclusions may be elected for different types of contributions.

Plan Compensation shall exclude the following (select all that apply):

Elective Deferrals and/or After- Tax Contributions[i]	Matching Contributionsii	Profit Sharing Contributionsiii

☑	☑	☑	(a)	fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits.

Included	☐	☐	(b)	Elective Contributions (as defined in Section 1.31 of the Base Plan Document).

☑	☑	☑	(c)	Compensation received prior to the Participant’s initial

i  Exclusions selected in this column apply to Elective Deferrals and After-Tax Contributions.

ii  Exclusions selected in this column apply to Matching Contributions, Safe Harbor Matching Contributions, QACA Matching Contributions, and Qualified Matching Contributions.

iii  Exclusions selected in this column apply to Profit Sharing Contributions, Safe Harbor Non-Elective Contributions, QACA Non-Elective Contributions, Qualified Non-Elective Contributions, and Prevailing Wage Contributions.

Entry Date.

☑	☑	☑	(d)	Compensation received during periods in which the Participant is not an Eligible Employee.

☐	☐	☐	(e)	overtime.

☐	☐	☐	(f)	bonuses.

☐	☐	☐	(g)	commissions.

☐	☐	☐	(h)	amounts in excess of $ (insert any number that is lower than the 401(a)(17) limit as adjusted for inflation). (cannot be elected for a safe harbor plan or QACA)

☐	☐	☐	(i)	pay received after termination of employment (Post-Severance Pay as defined in Section 1.21(l) of the Base Plan Document).

☐	☐	☐	(j)	other compensation for HCEs (specify the type of compensation to be excluded from Highly Compensated Employees):

☑	☑	☑	(k)

other compensation for all Participants (specify the type of compensation to be excluded, provided that the exclusions do not discriminate in favor of Highly Compensated Employees):  Disqualified distributions from an Employee Stock Purchase Plan.  Recognition Awards.  Danger/Hazard Pay for Expats.  Amounts received in connection with stock options, restricted stock and performance stock awards.

(3)         415 Limitation Compensation (as defined in Section 1.1 of the Base Plan Document):  means option (a), (b), or (c) as selected in (1) above disregarding any exclusions listed in subsection (4) below and including Elective Contributions (as defined in Section 1.31 of the Base Plan Document).

(4)         Testing Compensation (as defined in Section 1.104 of the Base Plan Document) means option (a), (b), or (c) as selected in (1) above, and excluding the following (select all that apply):

☐	(a)	Fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits.

☐	(b)	Elective Contributions (as defined in Section 1.31 of the Base Plan Document).

☐	(c)	Compensation received before the Participant’s Entry Date.

B.            “Computation Period” For Eligibility Purposes

To determine Years of Service and Breaks in Service for purposes of eligibility, Computation Periods occurring after the initial Computation Period as defined in Section 1.22 of the Base Plan Document shall be the succeeding 12-month periods commencing with (select one):

☐	(1)	the first anniversary of the Employee’s employment commencement date.

☐	(2)	the first Plan Year which commences prior to the first anniversary of the Employee’s employment commencement date.

☑	(3)	not applicable, the Plan uses elapsed time method to determine all eligibility service.

C.            “Disability”

Disability shall mean a condition which results in the Participant’s (select one):

☐	(1)

inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

Note:  The exception from the early distribution tax of Code Section 72(t) may not apply to a distribution made on account of “Disability” unless the definition used is that as defined in this option C(1).  In addition, continued contributions for an individual with a Disability is only permissible if the definition used is that as defined in this option C(1).

☐	(2)	total and permanent inability to meet the requirements of the Participant’s customary employment which can be expected to last for a continuous period of not less than 12 months.

☐	(3)	qualification for Social Security disability benefits.

☑	(4)	qualification for benefits under the Employer’s long-term disability plan.

D.            “Early Retirement Age”

(1)         Early Retirement Age (select one):

☑	(a)	shall be permitted.
☐	(b)	shall not be permitted.

(2)         If D(1)(a) above is elected, Early Retirement Age shall mean (select one):

☐	(a)	attained age (insert any age less than Normal Retirement Age).
☑	(b)	attained age 55 (insert any age less than Normal Retirement Age) and completed 10 Years of Service (insert any whole number).
☐	(c)	attained age (insert any age less than Normal Retirement Age) and completed Years of Service as a Participant (insert any whole number).

E.            “Eligible Employees”

General Rule:

It is expressly intended that, regardless of any elections below, an individual not treated as a common law employee by the Employer or an Affiliate on its payroll records is to be excluded from Plan participation even if a court or administrative agency later determines that such individual is a common law employee and not an independent contractor.  (select one):

☐	(1)	All Employees of the Employer and participating Affiliates are eligible to participate in the Plan.
☑	(2)	All Employees of the Employer and participating Affiliates are eligible to participate in the Plan except for the following Employees (select all that apply):

		☑	(a)

Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers, unless the bargaining agreement provides for participation in the Plan.

		☑	(b)

Non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer or participating Affiliates that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

		☐	(c)

An individual who becomes an Employee as a result of a transaction described in Code Section 410(b)(6)(C).  Such employee will be excluded during the period beginning on the date of the change in the members of the controlled group and ending on the last day of the first Plan Year beginning after the date of the change.  A transaction described in Code Section 410(b)(6)(C) is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

		☑	(d)	Employees of an Affiliate that is not a participating Employer.
		☑	(e)	Leased Employees, as defined in Section 1.60 of the Plan.
		☐	(f)	Temporary Employees, as defined in Section 1.103 of the Plan.
		☑	(g)

Employees employed in or by the following specified division, plant, location, job category or other identifiable individual or group of Employees.  (This exclusion may be applied to specific Plan features.)

Non-Union Craft hourly Employees and residents of Puerto Rico.

Note:  The exclusion of a specified job classification may not impose conditions relating to age or service that must be satisfied by a Plan Participant.  For example, part-time Employees may not be excluded as a classification or job category of Employees.  Also, the exclusions entered herein cannot result in the group of NHCEs participating under the Plan being only those NHCEs with the lowest amount of compensation and/or the shortest periods of service and who may represent the minimum number of these Employees necessary to satisfy coverage under Code Section 410(b).

Note:  The Plan’s definition of “Eligible Employees” merely identifies the Employees who may participate in the Plan and has no bearing on the identification of Employees who must be taken into account for coverage testing under Code Section 410(b) and the regulations thereunder.

F.             “Entry Date”

(1)         Entry Date shall mean the first day of the Plan Year and (select one for each column, as applicable):

Elective Deferralsiv	Matching Contributions[v]	Profit Sharing Contributionsvi	Safe Harbor Contributionsvii

☑	☑	☑	☑	(a)	each business day of the Plan Year.

☐	☐	☐	☐	(b)

the first day of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document and Article II of this Adoption Agreement.  If the Primary Employer elects this option (b) establishing only one Entry Date, the participation “age and service” requirements elected in Article II must be no more than age 20½ and ½ of a Year of Service.

☐	☐	☐	☐	(c)

the first day of the month coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document and Article II of this Adoption Agreement.

☐	☐	☐	☐	(d)

the first day of the Plan Year and the first day of the seventh month of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document and Article II of this Adoption Agreement.

☐	☐	☐	☐	(e)

the first day of the Plan Year, the first day of the fourth month of the Plan Year, the first day of the seventh month of the Plan Year, and the first day of the tenth month of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document and Article II of this Adoption Agreement.

☐	☐	☐	☐	(f)	other: (Any date(s) inserted must meet the statutory entry dates as described in Section 1.44 of the Base Plan Document.)

(2)         Special Entry Date:

If this Plan is an amendment or restatement of an existing plan and the amendment effective date or Restatement Effective Date would not otherwise be an Entry Date in item (1) above, the amendment effective date or Restatement Effective Date (select one):

☐	(a)	shall be an Entry Date.
☐	(b)	shall not be an Entry Date.

iv  The entry dates selected in this column apply to Elective Deferrals and After-Tax Employee Contributions.

v  The entry dates selected in this column apply to Matching Contributions and Qualified Matching Contributions.

vi  The entry dates selected in this column apply to Profit Sharing Contributions, Qualified Non-Elective Contributions, and Prevailing Wage Contributions.

vii  The entry dates selected in this column apply to Safe Harbor Matching and Nonelective Contributions and QACA Safe Harbor Matching and Nonelective Contributions.

☑	(c)	is not applicable, this is the initial Adoption Agreement or the Restatement/Amendment Effective date is already an Entry Date.

G. “Highly Compensated Employees”

(1) Top-Paid Group Election

In determining who is a Highly Compensated Employee (select one):

☐	(a)

A top-paid group election is made.  The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with 415 Limitation Compensation in excess of $80,000 (as adjusted) for the look-back year (as defined in Section 1.51 of the Base Plan Document) is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year.  An Employee is in the “top-paid group” for any year if such Employee is in the group of Employees consisting of the top 20% of the includable Employees when ranked on the basis of 415 Limitation Compensation paid during such year.viii

☑	(b)	A top-paid group election is not made.

(2) Calendar Year Data Election

In determining who is a Highly Compensated Employee (other than a 5% owner) (select one):

☐	(a)	A calendar year data election is made. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

☐	(b)	A calendar year data election is not made.

☑	(c)	Not applicable, Plan Year is the calendar year.

Note:  If both G(1)(a) and G(2)(a) are selected, the look-back year in determining the top-paid group shall be the calendar year beginning with or within the look-back year.  Generally, a top-paid group election must apply consistently to the determination years of all plans of the Employer that begin with or within the same calendar year.  A calendar year data election also must apply consistently to the determination years of all of the Employer’s plans that begin within the same calendar year.

viii  Generally, in making this determination, the following Employees are excluded:  Employees who have not completed 6 months of service, Employees who normally work less than 17½ hours per week, Employees who normally work not more than 6 months during any year, Employees who have not attained age 21, non-resident aliens with no U.S.-source income and except to the extent provided in IRS regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer.

H. “Hours of Service”

Hours of Service shall be determined on the basis of the method specified below:

(1) Eligibility Service

For purposes of determining whether an Eligible Employee has satisfied the participation requirements of Section 2.1 of the Base Plan Document, the following method shall be used (select one for each column as applicable):

Elective Deferral and/or Employee After-Tax Contributionsix	Matching Contributions[x]	Profit Sharing Contributionsxi	Safe Harbor Contributionsxii

☑	☑	☑	☑	(a)	elapsed time method.

☐	☐	☐	☐	(b)	hourly records method.

(2) Vesting Service

All Elective Deferral Contributions, Employee After-Tax Contributions, Rollover Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, Safe Harbor Matching Contributions, and Safe Harbor Nonelective Contributions are always 100% vested.  Unless Profit Sharing Contributions, Matching Contributions, Prevailing Wage Contributions, QACA Safe Harbor Matching Contributions, and QACA Safe Harbor Nonelective Contributions are fully vested when made (in accordance with Article X of this Adoption Agreement), a Participant’s nonforfeitable interest in such contributions (as applicable) made on his or her behalf shall be determined on the basis of the method specified below (select one as applicable):

☑ (a) elapsed time method.
☐ (b) hourly records method.

(3) Hourly Records

For the purpose of determining Hours of Service under the hourly records method (choose one box for eligibility and one box for vesting, as applicable):

Eligibility	Vesting

☐	☐	(a)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐	☐	(b)	an Employee shall be credited with 45 Hours of Service if under Section 1.52 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.

I.                “Limitation Year”

For purposes of Code Section 415, the Limitation Year shall be (select one):

☑	(1)	the Plan Year.
☐	(2)	the calendar year.

ix  Eligibility service selected in this column applies to Elective Deferrals and After-Tax Employee Contributions.

x  Eligibility service selected in this column applies to Matching Contributions and Qualified Matching Contributions.

xi  Eligibility service selected in this column applies to Profit Sharing Contributions, Qualified Non-Elective Contributions, and Prevailing Wage Contributions.

xii  Eligibility service selected in this column applies to Traditional Safe Harbor Matching and Nonelective Contributions and QACA Safe Harbor Matching and Nonelective Contributions.

☐	(3)	the 12 consecutive month period ending on the day of the month of .

J.              “Normal Retirement Age”

(1)         Normal Retirement Age shall be (select one):

☑	(1)	attainment of age 65 (not more than 65) by the Participant.

☐	(2)

attainment of age      (not more than 65) by the Participant or if later, the           anniversary (not more than the 5th) of the earlier of the first day on which the Eligible Employee performed an Hour of Service or the first day of the Plan Year in which the Eligible Employee became a Participant.

☐	(3)

attainment of age      (not more than 65) by the Participant or the          anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

K.           “Participant Directed Assets”

Participant Directed Assets are (select one):

Non-Profit Sharing Contributionsxiii	Profit Sharing Contributionsxiv

☑	☑	(1) permitted.

☐	☐	(2) not permitted.

L.            “Plan Year”

The Plan Year, as defined in Section 1.77 of the Base Plan Document, shall be the period ending on the 31st day of December.

M.         “Predecessor Employer Service”

Predecessor Employer Service (as defined in Section 1.79 of the Base Plan Document) will be credited (select one):

☐	(1)	only as required by law.

☑	(2)

to include, in addition to the legal requirements and subject to the limitations set forth below, service with the following Predecessor Employer(s) determined as if such predecessors were the Employer:  Any former employee of J.A. Jones Construction Co. who was an employee of J.A. Jones Construction Co. on September 26, 2003 and as the result of the bankruptcy became an Employee of The Hunt Corporation or its subsidiary after such date and prior to December 31, 2003.

		Service with such Predecessor Employer listed in this item (2) applies (select (a), (b) or (c), as applicable; (d) is only available in addition to (a), (b) and/or (c)):

		☑	(a)	for purposes of eligibility to participate;

		☑	(b)	for purposes of vesting;

		☐	(c)	for purposes of contribution allocation;

		☐	(d)	except for the following service:

xiii  For this section only, Non-Profit Sharing Contributions are defined to include Elective Deferral, Employee After-Tax, Rollover, Matching, Qualified Matching, Safe Harbor Matching Contributions, QACA Safe Harbor Matching Contributions, and any other sources not specifically listed in footnote xiv.

xiv  For this section only, Profit Sharing Contributions are defined to include Profit Sharing Contributions, Safe Harbor Nonelective Contributions, QACA Safe Harbor Non-Elective Contributions, Qualified Non-Elective Contributions, Prevailing Wage Contributions, and Money Purchase Contributions.

(insert a description of any disregarded service & the purposes for which it will be disregarded).

N.            “Top-Heavy Ratio”

If the adopting Employer maintains or has ever maintained a qualified defined benefit plan, for purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

Interest rate:       % (insert a reasonable interest rate, based on the terms of the defined benefit plan)

Mortality table:       (insert a reasonable mortality table, based on the terms of the defined benefit plan)

O.           “Valuation Date”

Valuation Date shall mean (select one for each column, as applicable):

Non-Profit Sharing Contributionsxv	Profit Sharing Contributionsxvi

☑	☑	(1)	each business day.

☐	☐	(2)	the last business day of each month.

☐	☐	(3)	the last business day of each quarter within the Plan Year.

☐	☐	(4)	the last business day of each semi-annual period within the Plan Year.

☐	☐	(5)	the last business day of the Plan Year.

☐	☐	(6)	other: (insert a frequency that occurs at least once during a Plan Year).

P.             “Years of Service” for Eligibility Service Purposes

For purposes of determining whether an Eligible Employee has satisfied the participation requirements of Article II of this Adoption Agreement, the following method shall be used for determining Years of Service if the Hourly Records Method is selected under Article I H of this Adoption Agreement.  An Eligible Employee shall be credited with one Year of Service (select one):

☐	(1)	immediately following completion of 1000 Hours of Service.

☐	(2)	on the last day of the Computation Period in which the Participant completes 1000 Hours of Service.

xv  For this section only, Non-Profit Sharing Contributions are defined to include Elective Deferral, Employee After-Tax, Rollover, Matching, Qualified Matching, Safe Harbor Matching Contributions, QACA Safe Harbor Matching Contributions, and any other sources not listed here or in footnote xvi.

xvi  For this section only, Profit Sharing Contributions are defined to include Profit Sharing Contributions, Safe Harbor Nonelective Contributions, QACA Safe Harbor Non-Elective Contributions, Qualified Non-Elective Contributions, Prevailing Wage Contributions, and Money Purchase Contributions.

ARTICLE II. Participation

General Participation Requirements An Eligible Employee must meet the following requirements to become a Participant (select one or more for each column from A-F below and, if desired, G, as applicable):

Elective Deferral and/or Employee After- Tax Contributionsxvii	Matching Contributionsxviii	Profit Sharing Contributionsxix	Safe Harbor Contributions and QACA Safe Harbor Contributionsxx

☑	☑	☑	☐	A. Performance of one Hour of Service.

☐	☐	☐	☐	B. Attainment of age (maximum 20½) and completion of (not more than ½) Year(s) of Service. If this item is selected, no Hours of Service shall be counted.

☐				C. Attainment of age (maximum 21) and completion of Year(s) of Service (not to exceed 1 year).

☐

D.    Attainment of age     (maximum 21) and completion of     Year(s) of Service (not to exceed 2 years).  If more than 1 Year of Service is selected, the immediate 100% vesting schedule must be selected in Article X of this Adoption Agreement.

☐

E.    Attainment of age     (maximum 21) and completion of     Year(s) of Service (not to exceed 2 years).  If more than 1 Year of Service is selected, the immediate 100% vesting schedule must be selected in Article X of this Adoption Agreement.

			☐	F. Attainment of age (maximum 21) and completion of Year(s) of Service (not to exceed 1 year).

☐	☐	☐	☐

G.    Each Employee who is an Eligible Employee will be deemed to have satisfied the participation requirements as of       (insert any date) without regard to such Eligible Employee’s actual age and/or service.

xvii  The participation requirement selected applies to Elective Deferrals and After-Tax Employee Contributions.

xviii  The participation requirement selected applies to Matching Contributions and Qualified Matching Contributions.

xix  The participation requirement selected applies to Profit Sharing Contributions, Qualified Non-Elective Contributions, and Prevailing Wage Contributions.

xx  The participation requirement selected applies to Safe Harbor Matching and Nonelective Contributions and QACA Safe Harbor Matching and Nonelective Contributions.

ARTICLE III. Elective Deferral, Employee After-Tax and Rollover Contributions

Note:  Department of Labor regulations require the contribution of Elective Deferral Contributions and Employee After-Tax Contributions to the Trust as soon as possible and no later than the 15th business day of the month following the month in which (i) the Participant’s contribution amounts are received by the Employer (in the case of amounts that a Participant or Beneficiary pays to an Employer) or (ii) such amounts would otherwise have been payable to the Participant in cash (in the case of amounts withheld by an Employer from a Participant’s wages).

A.            Elective Deferral Contributions (If option (1) is selected, the employer may also select options (2) - (5).  If option (6) is selected, no other options may be selected.):

☑	(1)

Elective Deferral Contributions are permitted under the Plan and may be made by a Participant in a dollar amount or percentage of Plan Compensation, as specified by the Participant in his or her Elective Deferral Election.

		If selected, such Elective Deferral Election may not exceed 75%(not more than 100%) of his or her Plan Compensation.

			The Elective Deferral Contributions will consist of (select one):

			☐	(a)	Pre-Tax Contributions only.

			☑	(b)	Pre-Tax and Roth Contributions.

			If Roth Contributions are permitted:

			☐	(i)	In-Plan Roth Rollovers (as defined in Section 5.13) are permitted as of (insert date as of which In-Plan Roth Rollovers were first permissible under the Plan, no earlier than September 28, 2010).

			☑	(ii)	In-Plan Roth Rollovers (as defined in Section 5.13) are not permitted.

☐	(2)

Elective Deferral Election limit for Highly Compensated Employees.  If elected and in lieu of the limit set forth in A(1), a Highly Compensated Employee may make an Elective Deferral Election that may not exceed      % of his or her Plan Compensation.  (This option may only be selected if option (1) is also selected.)

		Note: If option (2) is selected, the inserted election limit percentage must be less than the percentage inserted in A(1) above.

☐	(3)

Separate Bonus Election.  With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Elective Deferral Election with respect to such bonus.  (This option may only be selected if option (1) is also selected.)

☑	(4)	Catch-up Contributions (select one) (This option may only be selected if option (1) is also selected.):

		☑	(a)	shall be permitted.

		☐	(b)	shall not be permitted.

☑	(5)

Voluntary Automatic Increase Election by Employees (select one):  If elected below, a voluntary automatic increase election option is available to Eligible Employees who have made an affirmative election to make Pre-Tax Contributions to the Plan.  In accordance with the operational and administrative procedures established by the Plan Administrator, and subject to the limitations set forth in Article III(A) and (E) of the Adoption Agreement, an Eligible Employee can select a percentage or dollar amount to increase his or her Pre-Tax Contributions on a one, two, or three year basis, unless the Employer elects otherwise below.  This election remains in effect until changed or terminated by the Eligible Employee in accordance with Article III(E) of the Adoption Agreement, or until severance from employment, and is effective beginning on the date selected by the Eligible Employee (no earlier than 30 days and no later than one year from the election date), unless the Employer elects otherwise below.

		☑	(a)	Eligible Employees may elect to automatically increase their Pre-Tax Contributions, subject to the limitations of A(1) and A(2) above, and III(E) below.

Other Parameters (optional, subject to Plan terms).  Notwithstanding the parameters set forth above, the Employer elects to apply the following parameters:        (subject to Section 3.4 of the Base Plan Document and limitations of Section III.A(1), A(2), and III(E) of the Adoption Agreement)

		☐	(b)	Eligible Employees may not elect to automatically increase their Pre-Tax Contributions. (This option is not available if an automatic increase option is chosen in III.B.2 below).

☐	(6)	Elective Deferral Contributions are not permitted under the Plan.

B. Automatic Programs for Pre-Tax Contributions (as described in Section 3.4.1(B) of the Base Plan Document):

(1) Automatic Enrollmentxxi of Elective Deferral Contributions (select one):

	☑	(a)	An automatic enrollment feature shall apply:

			(i)	Deferral Amount:

In the absence of an election made by an Eligible Employee to the contrary within such time period as established by the Plan Administrator, a Participant shall be deemed to have elected a Pre-Tax Contribution of 1% (insert relevant percentage) of his or her Plan Compensation.

			(ii)	Eligibilityxxii:

The automatic enrollment feature shall apply to (select all that apply):

				☑	(A)	Eligible Employees hired on or after 1/1/2016.

				☐	(B)	Eligible Employees who have never made an Elective Deferral Election as of .

				☐	(C)	Eligible Employees whose rate of Elective Deferral Contributions is less than the Deferral Amount listed in (i) above as of .

				☐	(D)	Eligible Employees whose rate of Elective Deferral Contributions is 0% as of .

	☐	(b)	An automatic enrollment feature shall not apply.

(2) Automatic Increase of Elective Deferral Contributions (select one):

	☐	(a)	An automatic increase feature shall apply to automatic enrollment Pre-Tax Contributions only. (if selected, complete (i), (ii), (iii) and (iv) below):

			(i)	Eligibility: The automatic increase feature shall apply to (select all that apply):

				☐	(A)	all Eligible Employees whose rate of Elective Deferral Contributions is less than the maximum rate listed in (iii) below as of .

				☐	(B)	all Eligible Employees who are automatically enrolled in the Plan on or after .

			(ii)	Timing: If applicable, the rate of Elective Deferral Contributions shall be increased (select one):

				☐	(A)	The first payroll period in (enter month).

xxi  Automatic enrollment is sometimes referred to as a negative election.

xxii  If the Plan is an EACA as defined in Section 3.17 of the Base Plan Document and, as selected in B(3) below, this section (ii) shall define Covered Employees, as described in Section 3.17.1(C) of the Base Plan Document.

If (A), or (B) is selected in B.(2)(a)(i) above, a Participant’s Pre-Tax Contribution

					☐	1.	will not automatically increase in the first year the Participant is automatically enrolled in the Plan during the month(s) prior to the month in (A) above.

					☐	2.	will automatically increase in the first year.

				☐	(B)	the anniversary of the Participant’s enrollment in the automatic increase feature, unless the Participant selects otherwise.

				☐	(C)	a Participant’s salary increase as provided in the Plan’s administrative procedure.

			(iii)	Value:

				☐	(A)	Increase % of Plan Compensation each time an increase is applicable, to a maximum of % (unless the Participant selects otherwise).

				☐	(B)	Increase by the percentage selected by the Participant.

			(iv)	Frequency: An increase will be made:

				☐	(A)	every year.

				☐	(B)	every two years.

				☐	(C)	every three years.

	☑	(b)	Automatic increase shall not apply.

(3) Eligible Automatic Contribution Arrangement (EACA):

The EACA Provisions of Section 3.17 of the Base Plan Document:

	☐	(a)	Apply as of .

Unwind Withdrawals (as defined in Section 3.17.5):

			☐	(i)	Apply.

			☐	(ii)	Do not apply.

	☑	(b)	Do not apply.

C. Employee After-Tax Contributions (If option (1) is selected, the employer may also select options (2) - (3). If option (4) is selected, no other options may be selected.):

☑	(1)	Employee After-Tax Contributions are permitted under the Plan and may be made by a Participant in a dollar amount as specified by the Participant in his or her After-Tax Contribution Election.

If selected, such After-Tax Contribution Election may not exceed 75% (insert maximum percent of Plan Compensation that may be contributed to the Plan) of his or her Plan Compensation.

☐	(2)

After-Tax Election limit for Highly Compensated Employees.  If elected and in lieu of the limit set forth in C(1), a Highly Compensated Employee may make an After-Tax Election that may not exceed       % of his or her Plan Compensation.  (This option may only be selected if option (1) is also selected.)

Note: If option C(2) is selected, the inserted election limit percentage must be less than the percentage inserted in C(1) above.

☐	(3)

Separate Bonus Election.  With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Employee After-Tax Election with respect to such bonus.  (This option may only be selected if option (1) is also selected.)

☐	(4)	Employee After-Tax Contributions are not permitted under the Plan.

D. Rollover Contributions

Rollovers from Other Plans and IRAs : In addition to pre-tax distributions from a qualified plan described in Code Section 401(a) or 403(a) or a Conduit IRA containing these assets, the Plan, if an Eligible Rollover Distribution, (select one for each row):

will accept	will not accept

☑	☐	(1)

distributions of employee after-tax contributions from a qualified plan described in Code Section 401(a) or 403(a), provided that such amounts are transferred in a direct trustee-to-trustee transfer described in Code Section 402(c)(2)(A).

☑	☐	(2)	pre-tax distributions from an annuity contract described in Code Section 403(b).

☑	☐	(3)

pre-tax distributions from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

☐	☑	(4)

pre-tax distributions from an individual retirement account or annuity described in Code Section 408(a) or (b) (including distributions from individual retirement accounts described in Code Section 408(k) (“SEP”)).

☑	☐	(5)

distributions from a simple retirement account described in Code Section 408(p) that are eligible to be rolled over and are made after the 2-year period beginning on the date such individual first participated in such simple retirement account that are otherwise includible in gross income.

☑	☐	(6)	Roth distributions from a qualified plan described in Code Section 401(a), 403(b) or 457(b), if the Plan permits Roth Contributions pursuant to Article III.A(1).

☐	☑	(7)	In-Plan Roth Rollovers from a plan described in Code Section 401(a), 403(b) or 457(b), if the Plan permits In-Plan Roth Rollovers pursuant to Article III.A(1).

Participant Rollover Contributions (including direct Rollover Contributions in accordance with Code Section 401(a)(31)), shall be subject to the Plan Administrator’s determination that such amounts meet the requirements for Rollover Contributions.

E.            Making and Modifying an Election

An Eligible Employee shall be entitled to increase, decrease or resume his or her Elective Deferral Contributions and/or Employee After-Tax Contributions with the following frequency during the Plan Year (select one):

☐	(1)	annually.

☐	(2)	semi-annually.

☐	(3)	quarterly.

☐	(4)	monthly.

☑	(5)	each payroll period.

☐	(6)	other (specify): (insert any period that is more frequent than annually).

Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of each period set forth above.  A Participant may completely discontinue making Elective Deferral Contributions and/or Employee After-Tax Contributions at any time and such discontinuance shall be effective as of the first payroll period that begins after notice is provided to the Plan Administrator.

ARTICLE IV. Matching Contributions

This Article IV is effective only if Elective Deferral and/or Employee After-Tax Contributions are permitted under the Plan.

Note:  If your Plan is a Safe Harbor Plan, elections regarding the Employer Safe Harbor Contributions are located in Article VIII, and if your Plan is a QACA Safe Harbor Plan, elections regarding the Employer QACA Safe Harbor Contributions are located in Article IX.

Note:  In completing this Article IV, total contributions to the Plan may not exceed the limits under Code Sections 415 and 404, and any other applicable limits described in the Plan.

A.            Contribution and Allocation Formula (select all that apply):

☐	(1)	Discretionary Contributions:

If selected below, the Primary Employer may, in its sole discretion, determine the Discretionary Matching Contribution applicable to all Employers and Affiliates equal to such a dollar amount or percentage of Elective Deferral and/or Employee After-Tax Contributions, as determined by the Primary Employer, which shall be allocated (select all that apply):

		☐	(a)	in an amount equal to a discretionary percentage or amount of each Participant’s Elective Deferral and/or Employee After-Tax Contributions, to be determined by the Employer for each Plan Year.

		☐	(b)

based on the ratio of each Participant’s Elective Deferral and/or Employee After-Tax Contributions for the Plan Year to the total Elective Deferral and/or Employee After-Tax Contributions of all Participants for the Plan Year.  If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):

				__	(i)	$ for each Participant.

				__	(ii)	% of each Participant’s Plan Compensation.

		☐	(c)

in an amount up to    % or $      of each Participant’s first deferrals up to    % or $      of Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.  If any Matching Contribution remains, such amount shall be allocated to each such Participant in an amount up to    % or $      of the next deferrals up to    % or $      of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.  If any Matching Contribution remains after the application of the preceding sentence, such amount shall be allocated to each such Participant in an amount up to    % or $      of the next deferrals up to    % or $      of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.

Any remaining Matching Contribution shall be allocated to each such Participant in the ratio that such Participant’s Elective Deferral and/or Employee After-Tax Contributions bear to the total Elective Deferral and/or Employee After-Tax Contributions of all such Participants.

If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):

				__	(i)	$ for each Participant.

				__	(ii)	% of each Participant’s Plan Compensation.

		☐	(d)

For a Multiple Employer Plan, notwithstanding the foregoing, the Primary Employer may elect a different allocation formula to apply to a Participating Employer (or each group of Affiliates, as only one formula is permitted for Affiliates).  In this case, indicate the name of the Participating Employers (or group of Affiliates), the applicable formula (a, b, or c above), and, if formula (b) or (c) is elected, indicate the applicable $ or % amount for the blank lines above:

☑	(2)	Nondiscretionary Contributions:

If selected below, the Employer shall make Nondiscretionary Matching Contributions in an amount equal to (select all that apply):

☐	(a)

   % of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.  If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):

☐	(i)	$ for each Participant.

☐	(ii)	% of each Participant’s Plan Compensation.

☑	(b)

in an amount equal to 50% or $      of the first 6% or $     of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions,    % or $     of the next    % or $      of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions, and    % or $      of the next    % or $      of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.

Any remaining Matching Contribution shall be allocated to each such Participant in the ratio that such Participant’s Elective Deferral and/or Employee After-Tax Contributions bear to the total Elective Deferral and/or Employee After-Tax Contributions of all such Participants.

If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):

☐	(i)	$ for each Participant.

☐	(ii)	% of each Participant’s Plan Compensation.

(3)	Matched Contributions: Elective Deferral and/or Employee After-Tax Contributions indicated in Article III shall be eligible for Matching Contributions as indicated below (select all that apply):

Discretionary Matching Contribution Formula	Nondiscretionary Matching Contribution Formula

☐	☑	(a)	Elective Deferral Contributions.

☐	☑	(b)	Employee After-Tax Contributions.

(c)	If more than one item in (3) is selected above, the Elective Deferral and Employee After-Tax Matching Contributions formula will be applied (select one, if applicable):

☐	(i)	concurrently as a separate formula for each type of contribution.

☑	(ii)	cumulatively as a single formula for all types of contributions.

B.            Matching Contribution Calculation Period & Allocation Conditions

Matching Contributions will be calculated (select one):

☐	(1)	each payroll period and no allocation conditions shall apply.

☐	(2)	each monthly period and no allocation conditions shall apply.

☐	(3)	each quarterly period and no allocation conditions shall apply.

☐	(4)	each [Insert any frequency not listed above and more frequently than Annually] period and no allocation conditions shall apply.

☑	(5)	Annually and in order to receive this Matching Contribution, the Participant must satisfy the following requirements (select all that apply):

		☐	(a)	was employed during the Plan Year.

		☐	(b)	was credited with at least (no more than 1000) Hours of Service during the Plan Year, regardless of employment status on the last day of the Plan Year.

		☑	(c)	was employed on the last day of the Plan Year.

		☑	(d)	was on a leave of absence on the last day of the Plan Year.

		☑	(e)	during the Plan Year died or became disabled while an Employee or terminated employment after attaining Early or Normal Retirement Age.

		☐	(f)	was credited with at least (no more than 1000) Hours of Service and was employed on the last day of the Plan Year.

Note:  If this Plan is a Safe Harbor Plan, and the Employer has completed Article VIII or IX, as applicable, and an allocation condition is selected above, the matching contribution will be subject to ACP testing and will not be considered a safe harbor contribution.

Note:  The calculation of Matching Contributions based on the period selected above has no applicability as to when the employer remits Matching Contributions to the Plan.

C.            Matching Contribution True-Up

Note:  This section should be completed if option (5) above is not selected.

☐	(1)	a True-Up (as defined in Section 1.105) shall apply.

☐	(2)	a True-Up (as defined in Section 1.105) shall not apply.

ARTICLE V. Profit Sharing Contributions and Account Allocation

Note:  If your plan is an ADP/ACP Safe Harbor Plan the Employer Safe Harbor Contribution is located in Article VIII and if your plan is a QACA Safe Harbor Plan the QACA Employer Contribution is located in Article IX.

Note:  In completing this Article V, total contributions to the Plan may not exceed the limits under Code Sections 415 and 404, and any other applicable limits described in the Plan.

A.            Profit Sharing Contributions

The Profit Sharing Contributions shall be (select one):

☐	(1)	an amount, if any, as determined by the Employer, for each Participant eligible to share in the allocation for a Plan Year.

☑	(2)	0% of the Plan Compensation of each Participant eligible to share in the allocation for a Plan Year.

B.            Allocation of Contributions to Profit Sharing Contribution Accounts (select one):

Note:  The allocation formula selected must not discriminate in favor of Highly Compensated Employees.  Options (1) and (2) below are deemed to be nondiscriminatory without further testing.  In contrast, option (3) will require nondiscrimination testing to determine if it favors Highly Compensated Employees.

☑	(1)	Non-Integrated Allocation (select one):

		☑	(a)

The Profit Sharing Contributions Account of each Participant eligible to share in the allocation for a Plan Year shall be credited with a portion of the contribution, plus any forfeitures, if forfeitures are reallocated to Participants, equal to the ratio that the Participant’s Plan Compensation for the Plan Year bears to the Plan Compensation for that Plan Year of all Participants eligible to share in the contribution.

		☐	(b)

A Profit Sharing Contribution may be allocated in an amount of $      for each Participant eligible to share in the allocation for a Plan Year, on a     (specify period, such as weekly, monthly, quarterly, etc.) basis.

☐	(2)	Integrated Allocation Formulas:

		(a)	Allocation Formula (select one):

			☐	(i)	Two-Step Integrated Allocation

			☐	(ii)	Four-Step Integrated Allocation

		(b)	The “Integration Level” shall be (select one):

			☐	(i)	the Taxable Wage Base.

			☐	(ii)	$ (a dollar amount less than the Taxable Wage Base).

			☐	(iii)	% of the Taxable Wage Base (not to exceed 99%).

			☐	(iv)	20% of the Taxable Wage Base.

☐	(3)	Special Allocation Methods (select one):

		☐	(a)	Super-Integrated Allocation:

For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year, plus any forfeitures, if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant as follows:

				(i)	an amount equal to a percentage of each Participant’s Plan Compensation for the Plan Year;

				(ii)	plus an amount equal to a percentage of each Participant’s Plan Compensation for the Plan Year in excess of the Super-Integration level (defined below).

Note:  If this Plan is Top-Heavy, each eligible Participant employed on the last day of the Plan Year will be allocated a Top-Heavy minimum contribution up to 3% of 415 Limitation Compensation in accordance with Section 4.4.3 of the Base Plan Document.

For purposes of (ii) above, the Super-Integration level shall be (select one):

					☐	(A)	$ (a dollar amount less than the Compensation Limit under Code Section 401(a)(17)).

					☐	(B)	% of the Compensation Limit under Code Section 401(a)(17) (not to exceed 100%).

					☐	(C)	% of the Taxable Wage Base (not to exceed 100%).

		☐	(b)	Allocation by Classification of Participants:

The Profit Sharing Account of an Eligible Participant who is a member of a classification of Participants shall be credited with a portion of the contribution made for that classification, plus any forfeitures, if forfeitures are reallocated to Participants, equal to the ratio that the Eligible Participant’s Plan Compensation for the Plan Year bears to the Plan Compensation of all Eligible Participants in that classification for that Plan Year.  “Eligible Participant” means a Participant who is eligible to share in the allocation of contributions with respect to the Plan Year of reference.  The allocation formula applies to the following classifications of Participants (select one):

				☐	(i)	Nonhighly Compensated Employees and Highly Compensated Employees.

				☐	(ii)	Each Eligible Employee shall be his or her own allocation group.

				☐	(iii)

Each Eligible Employee is assigned to an allocation group, as follows:  (Describe the objective criteria for determining the make-up of each allocation group.  Criteria may not be subject to employer discretion, which would cause the Plan to fail to have a definite allocation formula).

Note:  In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. 1.401(k)-1(a)(6) continue to apply, and the allocation method, including the determination of participant allocation groups, should not be such that a cash or deferred election is created for a self-employed individual as a result of the application of the allocation method.  The Plan’s eligibility provisions and participant allocation groups may not be structured to limit participation to only the shortest service and lowest paid Nonhighly Compensated Employees.

☐	(c)	Age-based Allocation:

The following assumptions will be used to calculate equivalent benefit accrual rate:

		(i)	Interest rate: (insert a reasonable interest rate that will not result in discrimination in favor of Highly Compensated Employees)

		(ii)	Mortality table: (insert a reasonable mortality table that will not result in discrimination in favor of Highly Compensated Employees)

C.            Participants Eligible for Profit Sharing Contribution Allocation

A Participant who satisfies any of the following requirements shall be eligible for an allocation of a Profit Sharing Contribution (select all that apply):

☐	(1)	was employed during the Plan Year.

Note: Item C(1) must be selected if Profit Sharing Contributions are allocated on a periodic basis during the Plan Year.

☐	(2)	was credited with at least (no more than 1000) Hours of Service during the Plan Year, regardless of employment status on the last day of the Plan Year.

☐	(3)	was employed on the last day of the Plan Year.

☐	(4)	was on a leave of absence on the last day of the Plan Year.

☐	(5)	during the Plan Year died or became disabled while an Employee or terminated employment after attaining Early or Normal Retirement Age.

☑	(6)	was credited with at least 1000 (no more than 1000) Hours of Service and was employed on the last day of the Plan Year.

ARTICLE VI. Prevailing Wage Contributions

A.            Prevailing Wage Contributions (as defined in Section 3.13 of the Base Plan Document) (select one):

☐	(1)	shall be made pursuant to the contract(s) listed in Appendix A and shall:

		☐	(a)	be considered a QNEC.
		☐	(b)	not be considered a QNEC.

☑	(2)	shall not be made.

B.            Prevailing Wage Offset

The Prevailing Wage Contribution made on behalf of a Participant for the Plan Year will (select one if A(1) is selected above):

☐	(1)	Offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.
☐	(2)	Not offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.

ARTICLE VII. ADP Test and ACP Test

A.            Actual Deferral Percentage Test and Actual Contribution Percentage Test Election

The ADP Test of Section 3.4.2(B) of the Base Plan Document and the ACP Test under Section 3.5(A) of the Base Plan Document shall be applied using the ADP and ACP of Nonhighly Compensated Employees for the (select one):

☑	(1)	current Plan Year effective for Plan Years beginning on and after 1/1/2016.
☐	(2)	immediately preceding Plan Year.

Note:  An election to use the current Plan Year data may not be changed unless (1) the Plan has been using the current year testing method for the preceding 5 Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (2) the Plan otherwise meets one of the requirements of Treasury Regulation Section 1.401(k)-2(c) (or superseding guidance) for changing from the current year testing method.  Legal advice should be obtained prior to changing a current year data election under this Article.

Note:  If the Safe Harbor CODA option in Article VIII is selected, the ADP Test and ACP Test will not be applicable unless otherwise required.

B.            First Plan Year Elections (ADP)

For purposes of Section 3.4.2(B), the ADP for Nonhighly Compensated Employees for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions (if this Plan is not a successor plan) (select one):

☐	(1)	shall be the Plan Year ADP.
☐	(2)	shall be 3%.
☑	(3)	is not applicable.

C.            First Plan Year Elections (ACP)

For purposes of Section 3.5(A), the ACP for Nonhighly Compensated Employees for the first Plan Year the Plan permits any Participant to make Employee After-Tax and/or Matching Contributions (if this Plan is not a successor plan) (select one):

☐	(1)	shall be the Plan Year ACP.
☐	(2)	shall be 3%.
☑	(3)	is not applicable.

ARTICLE VIII. Safe Harbor

A.            Safe Harbor Contributions

The Safe Harbor Method CODA provisions of Section 3.14 of the Base Plan Document shall:

☐	(1)	apply.
☑	(2)	not apply.

B.            Safe Harbor Contribution Eligibility

The Safe Harbor Contribution eligibility will be allocated to (select one):

☐	(1)	Only Nonhighly Compensated Participants.
☐	(2)	All Participants.

C.            ADP/ACP Test Safe Harbor Contributions

The Employer contribution used to satisfy the Safe Harbor provision (select one):

☐	(1)	Basic Matching Contributions

The Employer shall make Basic Matching Contributions equal to 100% of the first 3% of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and 50% of the next 2% of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions.

		(a)	Calculation Period: The Basic Matching Contribution shall be calculated (select one):

		☐	(i)	each payroll period.
		☐	(ii)	each monthly period.
		☐	(iii)	each quarterly period.
		☐	(iv)	each period [Insert any frequency not listed above and more frequently than annual].
		☐	(v)	The Plan Year.

		(b)	True-up:

Note: This section should be completed if option (v) above is not selected.

		☐	(i)	a True-Up (as defined in Section 1.105) shall apply.
		☐	(ii)	a True-Up (as defined in Section 1.105) shall not apply.

☐	(2)	Enhanced Matching Contributions

The Employer shall make Enhanced Matching Contributions equal to       % of the first       % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions,       % of the next       % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions, and       % of the next       % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions.

Note:  The blanks in (2) above must be completed so that, at any rate of Elective Deferral Contributions, the Matching Contribution is at least equal to the contribution that would otherwise be made under (1) above (the Basic Safe Harbor Matching Contribution).  Additionally, the rate of match cannot increase as Elective Deferral Contributions increase.  Finally, if Matching Contributions are made with respect to Elective Deferral Contributions that exceed 6% of Eligible Participants’ Plan Compensation, the Plan will not meet the requirements for the ACP Test Safe Harbor provisions and an ACP Test would have to be performed.

		(a)	Calculation Period: The Enhanced Matching Contribution shall be calculated (select one):

		☐	(i)	each payroll period.
		☐	(ii)	each monthly period.

		☐	(iii)	each quarterly period.
		☐	(iv)	each period [Insert any frequency not listed above and more frequently than annual].
		☐	(v)	The Plan Year.

		(b)	True-up:

Note: This section should be completed if option (v) above is not selected.

		☐	(i)	a True-Up (as defined in Section 1.105) shall apply.
		☐	(ii)	a True-Up (as defined in Section 1.105) shall not apply.

☑	(3)	Safe Harbor Nonelective Contributions

(a)

The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to       % (at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

(b)

The Employer may make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to       % (at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

Note: The Safe Harbor Nonelective Contribution cannot be allocated on an integrated basis.

Note:  If this Plan does not satisfy the notification, contribution and vesting requirements of a Safe Harbor plan, then no subsequent Safe Harbor Contributions will be made for that Plan Year and ADP and/or ACP testing may be required for that Plan Year.

D. ☐	If checked, the ADP/ACP Test Safe Harbor Contributions will be made to the following Defined Contribution Plan of the Employer:

ARTICLE IX. QACA Safe Harbor

A.            Applicability

The Safe Harbor Method CODA provisions of Section 3.16 of the Base Plan Document shall:

☐	(1)	Apply as of (“QACA Effective Date”).
☑	(2)	Do not apply.

B.            QACA Automatic Deferrals

(1)	Amount and Eligibility.

(a)

Qualified Percentage of Plan Compensation.  The form and amount of the initial default deferral percentage shall be a Pre-Tax Contribution equal to     % of Plan Compensation (must be at least 3% and no more than 10%).

	(b)	Eligibility

All Eligible Employees who, on the QACA Effective Date, do not have in effect an affirmative election regarding Elective Deferrals; Plus all future Eligible Employees (including ineligible Employees on the QACA Effective Date who subsequently become eligible).

(2)	The QACA Employer Contribution eligibility will be (select one):

☐	(a)	only Nonhighly Compensated Participants.

☐	(b)	all Participants.

C.            QACA Increase

Note:  Increases will occur on the first day of each Plan Year or each anniversary of the Participant’s enrollment date (or as soon thereafter as administratively feasible) (based upon the selection made in (a) or (b) under C(1) below):

☐	(1)	Contribution Percentages shall be

		For purposes of this section, year is defined as (select one):

	☐	(a)	the Plan Year (if selected, must enter a percentage for each year):

			% for the first year following automatic enrollment (must be at least 3% but not more than 10%);
			% for the second year following automatic enrollment (must be at least 4% but not more than 10%);
			% for the third year following automatic enrollment (must be at least 5% but not more than 10%);
			% for the fourth year following automatic enrollment (must be at least 6% but not more than 10%);
			% for the fifth year following automatic enrollment (must be at least 6% but not more than 10%);
			% for the sixth year following automatic enrollment (must be at least 6% but not more than 10%);
			% for the seventh year following automatic enrollment (must be at least 6% but not more than 10%);
			% for the eighth year and all subsequent years following automatic enrollment (must be at least 6% but not more than 10%).

	☐	(b)	the 12 month period ending on the anniversary of each Participant’s enrollment date (if selected, enter a percentage for each year):

			% for the first year following automatic enrollment (must be at least 4% but not more than 10%);
			% for the second year following automatic enrollment (must be at least 5% but not more than 10%);

% for the third year following automatic enrollment (must be at least 6% but not more than 10%);
% for the fourth year following automatic enrollment (must be at least 6% but not more than 10%);
% for the fifth year following automatic enrollment (must be at least 6% but not more than 10%);
% for the sixth year following automatic enrollment (must be at least 6% but not more than 10%);
% for the seventh year following automatic enrollment (must be at least 6% but not more than 10%);
% for the eighth year and all subsequent years following automatic enrollment (must be at least 6% but not more than 10%).

D.            QACA ADP/ACP Safe Harbor Contribution

☐	(1)	QACA Matching Contribution

	☐	(a)	Basic QACA Contribution

The Employer will make QACA Matching Contributions to the Account of each Eligible Participant in an amount equal to 100% of the first 1% and 50% of the next 2% through 6% of Plan Compensation deferred.

			(i)	Calculation Period: The QACA Matching Contribution shall be calculated (select one):

				☐	(A)	each payroll period.

				☐	(B)	each monthly period.

				☐	(C)	each quarterly period.

				☐	(D)	each period [Insert any frequency not listed above and more frequently than annual].

				☐	(E)	the Plan Year.

			(ii)	True-up:

Note: This section should be completed if option (v) above is not selected.

				☐	(A)	a True-Up (as defined in Section 1.105) shall apply.

				☐	(B)	a True-Up (as defined in Section 1.105) shall not apply.

	☐	(b)	Enhanced QACA Contribution

The Employer will make QACA Matching Contributions to the Account of each Eligible Participant in an amount equal to (must be at least as generous as the Basic QACA Matching Contribution):

     % of the first       % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable,      % of the next       % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable, and       % of the next       % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions.

Note:  The blanks in (b) above must be completed so that, at any rate of Elective Deferral Contributions, the Matching Contribution is at least equal to the contribution that would otherwise be made under (1) above (the Basic Safe Harbor Matching Contribution).  Additionally, the rate of match cannot increase as Elective Deferral Contributions increase.  Finally, if Matching Contributions are made with respect to Elective Deferral Contributions that exceed 6% of Eligible Participants’ Plan Compensation, the Plan will not meet the requirements for the ACP Test Safe Harbor provisions and an ACP Test would have to be performed.

		(i)	Calculation Period: The QACA Matching Contribution shall be calculated (select one):

			☐	(A)	each payroll period.

			☐	(B)	each monthly period.

			☐	(C)	each quarterly period.

			☐	(D)	each period [Insert any frequency not listed above and more frequently than annual].

			☐	(E)	the Plan Year.

		(ii)	True-up:

Note: This section should be completed if option (v) above is not selected.

			☐	(A)	a True-Up (as defined in Section 1.105) shall apply.

			☐	(B)	a True-Up (as defined in Section 1.105) shall not apply.

☐	(2)	QACA Nonelective Contribution

☐ (a)

The Employer may make a QACA Nonelective Contribution to the Account of each Eligible Participant in an amount equal to       % (must be at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

☐ (b)

The Employer will make a QACA Nonelective Contribution to the Account of each Eligible Participant in an amount equal to       % (must be at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

E. ☐	If checked, the QACA Safe Harbor Contributions will be made to the following Defined Contribution Plan of the Employer:

F.	Permissible Unwind Withdrawals:

☐	(1)	Apply.

☑	(2)	Do not apply.

			☐	(C)	% of the Taxable Wage Base (not to exceed 100%).

		☐ (iii)	each quarterly period.
The Safe Harbor Contribution eligibility will be allocated to (select one):

ARTICLE X. Vesting

A. Employer Contribution Accounts

The Safe Harbor Method CODA provisions of Section 3.16 of the Base Plan Document shall:

(1)         A Participant shall have a vested percentage in his or her Matching Contribution and Profit Sharing Contribution Account(s), if applicable, in accordance with the following schedule (select one for each column as applicable):

Matching Contributions	Profit Sharing Harbor Contributions	QACA Safe Harbor Contributions
☐	☐	☐	(a) 100% vesting immediately upon participation.
☐			(b) 100% after (not more than 3) years of Vesting Service.
	☐		(c) 100% after (not more than 3) years of Vesting Service.
		☐	(d) 100% after (not more than 2) years of Vesting Service.
☑	☑	☐	(e) Graded Vesting Schedule:
0%	0%	%	immediately upon participation;
33%	33%	%	after 1 year of Vesting Service;
67%	67%	100%	after 2 years of Vesting Service;
100%	100%		after 3 years of Vesting Service;
100%	100%		after 4 years of Vesting Service;
100%	100%		after 5 years of Vesting Service;
100%	100%		after 6 years of Vesting Service;

Note: The vesting schedule that applies to Prevailing Wage Contributions is described on Appendix A.

(2) Early Retirement Vesting

Upon attainment of Early Retirement Age (if selected in Article I D.(2)), a Participant (select one):

☑	(a)	shall
☐	(b)	shall not

become 100% vested solely due to attainment of Early Retirement Age.

B. Allocation of Forfeitures

Forfeitures, if any, shall be (select one from each applicable column):

Matching Contributions	Profit Sharing Harbor Contributions	QACA Safe Harbor Contributions
☐	☐	☐	(1)

first, used to reduce Employer contributions; second, any remaining forfeitures shall be used to offset the Plan’s administrative costs; and third, any remaining forfeitures shall be allocated to Participants.

☑	☑	☐	(2)

first, used to offset the Plan’s administrative costs; second, any remaining forfeitures shall be used to reduce Employer contributions; and third, any remaining forfeitures shall be allocated to Participants.

☐	☐	☐	(3)	allocated to Participants in accordance with the applicable formula elected by the Employer.

C. Vesting Service

For purposes of determining Years of Service for Vesting Service (select (1) or (2) and/or (3)):

☑	(1)	All Years of Service shall be included.

☐	(2)	Years of Service before the Participant attained age 18 shall be excluded.

☐	(3)	Service with the Employer prior to the effective date of the Plan shall be excluded.

D.	EGTRRA Vesting for Matching Contributions

	1.	Applicability

An amendment to change the vesting schedule for Matching Contributions under EGTRRA (select one):

	☐	(a)	Applies.

	☐	(b)	Does Not Apply.

	2.	Vesting Schedule for Matching Contributions

	☐	(a)	for Active Participants as of the first day of the 2002 Plan Year the Vesting Schedule selected in Article X (select one):

		☐	(i)	applied to Matching Contributions allocated for Plan Years beginning after December 31, 2001.

		☐	(ii)	applied to all Matching Contributions, including Matching Contributions accrued prior to the Plan Year beginning after December 31, 2001.

	☐	(b)	for a Participant who does not have an Hour of Service in a Plan Year beginning after 2001, (select one):

		☐	(i)	shall not apply to Matching Contributions allocated or accrued in Plan Years beginning before the first day of the Plan Year beginning in 2002.

		☐	(ii)	shall apply to all Matching Contributions, including Matching Contributions allocated or accrued in Plan Years beginning before the first day of the Plan Year beginning in 2002.

E.	PPA Vesting for Profit Sharing Contributions and Money Purchase Contributions

An amendment to change the vesting schedule for Profit Sharing Contributions under PPA (select one):

	1.	Applicability

An amendment to change the vesting schedule for Matching Contributions under EGTRRA (select one):

	☐	(a)	applies, effective for plan years beginning on or after January 1, 2007, with respect to Profit Sharing Contributions as indicated below.

	☑	(b)	Is not required.

	2.	Old Money

Participants who do not complete an Hour of Service in a Plan Year beginning after December 31, 2006 shall be subject to the vesting schedule in effect on the day they terminated.  For active employees who complete an Hour of Service beginning after December 31, 2006 (select one):

	☐	(a)	Profit Sharing Contributions accrued prior to the first day of the first plan year beginning after December 31, 2006 (“old money”) shall be subject to the old vesting schedule.

	☐	(b)	Profit Sharing Contributions accrued prior to the first day of the first plan year beginning after December 31, 2006

(“old money”) shall be subject to the new vesting schedule.

3.	Money Purchase Plan Merger or Amendment

The vesting schedule for the portion of a Participant’s Account that is attributable to the amount transferred from a money purchase pension plan (the “Transferor Plan”) to this Plan (select one):

☐	(a)	Applies and (select one):

	☐	(i)	follows the Plan’s Profit Sharing vesting schedule, as specified in Article X.A above.

	☐	(ii)	remains under the vesting schedule in effect prior to the merger, as specified in Appendix D. I. A.

ARTICLE XI. Withdrawals, Distributions and Loans

A.	In-Service Withdrawals

In-Service Withdrawals are (select one):

	☑	(1)	permitted and may be made from any of the Participant’s vested Accounts, at any time upon or after the occurrence of the following events (select one):

		☑	(a) a Participant’s attainment of age 59 1/2 (no lower than 59½).

		☐	(b) January 1 of the calendar year in which the Participant attains age 70½.

	☐	(2)	not permitted (subject to Section 5.7.3 of the Base Plan Document).

B.	Hardship Distributions

Hardship Distributions are (select one):

	☑	(a)

permitted and shall be made from the vested portion of a Participant’s Accounts (other than his or her Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, QVEC Account, earnings accrued after December 31, 1988 on the Participant’s Elective Deferral Contributions, Money Purchase Contributions, Safe Harbor Matching and Nonelective Contributions under Section 3.14, or QACA Safe Harbor Matching and Nonelective Contributions under Section 3.16 of the Base Plan Document, as provided in Section 5.9.1 of the Base Plan Document.)

	☐	(b)	not permitted.

C.	Cash-Out of Small Amounts

	(1)	Value of Account Balance to be Cashed-Out (select one):

	☑	(a)

If the value of the Participant’s nonforfeitable Account Balance as so determined is $5000 (not to exceed $5,000) or less, the Plan shall distribute the Participant’s entire nonforfeitable Account Balance.

	☐	(b)	The Plan shall not distribute the Participant’s nonforfeitable Account Balance until such time as the Participant requests a distribution.

	(2)	Rollovers Disregarded in Involuntary Cash-outs: For purposes of Section 5.6.1 of the Base Plan Document, the value of a Participant’s nonforfeitable Account Balance shall (select one):

	☑	(a)	include

	☐	(b)	exclude

the portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

D.	Forms of Distributions

	(1)	In addition to the distribution form in Section 6.1.1 and 6.1.2 of the Base Plan Document (select one):

	☑	(a)	installments are offered as an optional form of benefit.

	☐	(b)	installments are not offered as an optional form of benefit.

	(2)	Distributions shall be made (select one):

	☐	(a)	in cash.

	☑ (b)	in cash or in-kind.

E.	Loans

	Non-Profit Sharing Contributions	Profit Sharing Contributions

	☑	☑	(1)	permitted.

	☐	☐	(2)	not permitted.

ARTICLE XII. Trust

A.	Group Trust

☐

If this item is checked, the Employer elects to establish a Group Trust consisting of such Plan assets as shall from time to time be transferred to the Trustee pursuant to Article X of the Base Plan Document.  The Trust Fund shall be a Group Trust consisting of assets of this Plan plus assets of the following plans of the Primary Employer or of an Affiliate:

ARTICLE XIII. Miscellaneous

A.           Identification of Sponsor

The address and telephone number of the Sponsor’s authorized representative is PO Box 1510, Pennington, New Jersey 08534-1510; 800-434-6945.  This authorized representative can answer inquiries regarding the adoption of the Plan, the intended meaning of any Plan provisions, and the effect of the opinion letter.

The Sponsor will inform the Primary Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan.  In order to receive notification, the Primary Employer hereby agrees to promptly notify the Sponsor at the address indicated above of any change in company contact, business address, or intent to terminate use of the Merrill Lynch Prototype Plan.

B.            Plan Registration

(1)                    Initial Registration

This Plan must be registered with the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in order to be considered a Prototype Plan by the Sponsor.  Registration is required so that the Sponsor is able to provide the Administrator with documents, forms and announcements relating to the administration of the Plan and with Plan amendments and other documents, all of which relate to administering the Plan in accordance with applicable law and maintaining compliance of the Plan with the law.

The Primary Employer and all participating Employers must sign and date the Adoption Agreement.  Upon receipt and acceptance by Merrill Lynch, Pierce, Fenner & Smith Incorporated of the Adoption Agreement, the Plan will be registered as a Prototype Plan of Merrill Lynch, Pierce, Fenner & Smith Incorporated.  An authorized representative will countersign the Adoption Agreement and a copy of the countersigned Adoption Agreement will be returned to the Primary Employer.  Countersignature of the Adoption Agreement acknowledges receipt of the Adoption Agreement by Merrill Lynch, Pierce, Fenner & Smith Incorporated, but does not represent that the Sponsor has reviewed or assumes responsibility for the provisions selected within the Adoption Agreement.  Merrill Lynch, Pierce, Fenner & Smith Incorporated reserves the right to reject any Adoption Agreement.

(2)                    Registration Renewal

Annual registration renewal is required in order for the Primary Employer to continue to receive any and all necessary updating documents.  The Sponsor reserves the right to charge a registration renewal fee and change such fee from time to time.  The Sponsor will notify the Primary Employer of any registration renewal fee and of any change to such registration renewal fee.

C.          Prototype Replacement Plan

This Adoption Agreement is a replacement prototype plan for (1) Merrill Lynch Prototype Defined Contribution Plan - Non-Standardized 401(k) Profit Sharing Plan Adoption Agreement # 03-004.

D.          Reliance

Each Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code §401 only to the extent provided in Rev. Proc. 2011-49 (as modified by Announcement, 2011-82).

Each Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Rev. Proc. 2011-49 or subsequent IRS guidance.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

E.          Plan Document

This Adoption Agreement may only be used in conjunction with the Merrill Lynch Prototype Defined Contribution Plan and Trust Base Plan Document #03.

F.           Proper Completion of Adoption Agreement

Failure to properly fill out this Adoption Agreement may result in the failure of the Plan to qualify under Internal Revenue Code Section 401(a).  Each participating Employer and its independent legal and tax advisors are responsible for the adoption and qualification of this Plan and any related tax consequences.

PRIMARY EMPLOYER’S SIGNATURE

The undersigned hereby adopts the Plan and Trust.

Name of Primary Employer:	AECOM

/s/ Bernard C. Knobbe
Authorized Signature

Bernard C. Knobbe
Print Name

VP, Global Benefits
Title

Dated:         , 20

PARTICIPATING EMPLOYER(S) SIGNATURE(S)

The undersigned hereby adopts the Plan and Trust.

Name of Affiliate/Employer

1.	The Hunt Corporation	Authorized Signature:	/s/ Bernard C. Knobbe

		Print Name:	Bernard C. Knobbe

		Title:	VP, Global Benefits

		Date:	12-8-15

2.	Hunt Construction Group, Inc.	Authorized Signature:	/s/ Bernard C. Knobbe

		Print Name:	Bernard C. Knobbe

		Title:	VP, Global Benefits

		Date:	12-8-15

3.		Authorized Signature:

Print Name:

Title:

Date:

4.		Authorized Signature:
Print Name:

Title:

Date:

5.	Authorized Signature:

Print Name:

Title:

Date:

6.	Authorized Signature:

Print Name:

Title:

Date:

7.	Authorized Signature:

Print Name:

Title:

Date:

8.	Authorized Signature:

Print Name:

Title:

Date:

The Plan may only be adopted or restated by a duly authorized person on behalf of the Primary Employer and as permitted by the Primary Employer.  By adopting this Plan, each participating Employer delegates to the Primary Employer the authority to amend the Plan.

TO BE COMPLETED BY MERRILL LYNCH:

Sponsor Acknowledgment:

Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Prototype Sponsor acknowledges receipt of this Adoption Agreement.

Authorized Signature:

BANK OF AMERICA, N.A. (BANA) AS TRUSTEE

To be completed by BANA:

Acceptance By Trustee:

The undersigned hereby accept all of the terms, conditions, and obligations of appointment as Trustee under the Plan, Trust and this Adoption Agreement.  If the Primary Employer has selected a Group Trust in this Adoption Agreement, the undersigned Trustee(s) shall be the Trustee(s) of the Group Trust.

SEAL	BANK OF AMERICA, N.A. (BANA)

By:

Dated:         , 20

THIS APPENDIX IS NOT APPLICABLE

APPENDIX A:  PREVAILING WAGE CONTRACTS

Appendix to the Hunt Corporation Retirement Savings Plan pursuant to Section 3.13 of the Base Plan Document #03;

I.	Eligible Employees

The Employer will make Prevailing Wage Contributions on behalf of: (Enter all applicable provisions for participation in this Prevailing Wage feature.)

II.	Prevailing Wage Contributions and Allocation

The amount of the Prevailing Wage Contribution according to the applicable law and contract described herein shall be:       (subject to the limits in Code Sections 415 and 404 and the Employer’s obligation to make contributions under the Davis-Bacon Act or similar legislation).

III.	Vesting

	☐	(A)	100% vesting immediately upon Participation in the Prevailing Wage.

	☐	(B)	Vesting schedule

		☐	(1)	100% after years of Vesting Service (no more than 3 years).

		☐	(2)	graded vesting schedule:

% immediately upon participation;

% after 1 year of Vesting Service;

% after 2 years of Vesting Service;

% after 3 years of Vesting Service;

% after 4 years of Vesting Service;

% after 5 years of Vesting Service;

100% after 6 years of Vesting Service.

Note: III.(B)(1) and (2) may only be completed using years or percentages, as applicable, that are compliant with Code Section 411 at all relevant times.

THIS APPENDIX IS NOT APPLICABLE

APPENDIX B:  COLLECTIVELY BARGAINED EMPLOYEES

Appendix to the Hunt Corporation Retirement Savings Plan pursuant to Section 3.1.11 of the Base Plan Document #03;

Notwithstanding any provision of the Plan to the contrary, for contributions made under the Plan on behalf of Employees covered by a collective bargaining agreement where Plan benefits were the subject of good faith bargaining, the provisions of the Plan as otherwise reflected in the Base Plan Document and the Adoption Agreement shall apply to all such Employees, unless otherwise specified below.

THIS APPENDIX IS NOT APPLICABLE

APPENDIX C:  PARTICIPATING EMPLOYERS

Participating Employers of the
Hunt Corporation Retirement Savings Plan

List participating Employers here.

THIS APPENDIX IS NOT APPLICABLE

APPENDIX D:  MONEY PURCHASE PENSION PLAN MERGER OR AMENDMENT APPENDIX TO THE
Hunt Corporation Retirement Savings Plan

The provisions of this Appendix D shall apply to the portion of a Participant’s Account that is attributable to the amount transferred from a money purchase pension plan (the “Transferor Plan”) as a result of an amendment of the Transferor Plan and merger of the Transferor Plan with this Plan.  Furthermore, as a result of such merger, no further money purchase pension plan contributions shall be made.  All amounts attributable to the Transferor Plan (including earnings and losses thereon) shall be separately accounted for under this Plan and subject to the further provisions of this Appendix D.

I.	Vesting/Retirement

	A.	Vesting

		A Participant shall have a vested percentage in his or her Account attributable to amounts transferred from the Transferor Plan, if applicable, in accordance with the following (select one):

		☐	(1)	100% vesting immediately upon the effective date of the merger of the Transferor Plan with this Plan.

		☐	(2)	the Transferor Plan’s vesting schedule, which, immediately prior to the effective date of the merger, was as follows:

			☐	(a) 100% after years of Vesting Service (maximum of 5 years).

			☐	(b) graded vesting schedule:

				% immediately upon participation;

				% after 1 year of Vesting Service;

				% after 2 years of Vesting Service;

				% after 3 years of Vesting Service;

				% after 4 years of Vesting Service;

				% after 5 years of Vesting Service;

				% after 6 years of Vesting Service;

				100% after 7 years of Vesting Service.

Note: I.A.(2)(a) and (b) may only be completed using years or percentages, as applicable, that are compliant with Code Section 411 at all relevant times. The 7-year vesting schedule is only permissible for contributions made to the plan for plan years beginning before January 1, 2007.

		☐	(3)	the Plan’s Profit Sharing Contribution vesting schedule, as specified in Article X of the Adoption Agreement.

		☐	(4)	the Plan’s Matching Contribution vesting schedule, as specified in Article X of the Adoption Agreement.

Note: If the vesting schedule applicable to the amounts attributable to the Transferor Plan is amended due to completion of this Section I., the provisions of Section 11.1.4 of the Base Plan Document shall apply.

	B.	Early Retirement Age

		(1)	Early Retirement Age for assets transferred from the Money Purchase Plan (select one):

			☐	(a)	shall be subject to the provisions under Article I D of this Adoption Agreement (may be no less generous than Early Retirement Age under the Money Purchase Plan).

			☐	(b)	shall be subject to the Early Retirement Age provisions of the Money Purchase Plan, described in option (2) below.

			☐	(c)	shall not be permitted (may be selected only if the Money Purchase Plan did not have an Early Retirement Age).

(2)

If Early Retirement was permitted under the Money Purchase Plan, Early Retirement Age meant (select the option that describes the definition of Early Retirement Age under the Money Purchase Plan, if applicable):

			☐	(a)	attained age .

			☐	(b)	attained age and completed Years of Service.

			☐	(c)	attained age and completed Years of Service as a Participant.

			☐	(d)	other: (insert provision from prior plan).

		(3)	Upon attainment of Early Retirement Age, a Participant (select one, if applicable):

			☐	(a)	shall

			☐	(b)	shall not

become 100% vested solely due to attainment of Early Retirement Age.

	C.	Normal Retirement Age

		(1)	Normal Retirement Age for assets transferred from the Money Purchase Plan (select one):

			☐	(a)	shall be subject to the provisions under Article I J of this Adoption Agreement (may be no less generous than the Normal Retirement Age under the Money Purchase Plan).

			☐	(b)	shall be subject to the Normal Retirement Age provisions of the Money Purchase Plan.

		(2)	Normal Retirement Age under the Money Purchase Plan was (select one, if applicable):

			☐	(a)	attainment of age (not less than age 55 and not more than 65).

			☐	(b)

attainment of age      (not less than age 55 and not more than 65) by the Participant or if later, the      anniversary (not more than the 5th) of the earlier of the first day on which the Eligible Employee performed an Hour of Service or the first day of the Plan Year in which the Eligible Employee became a Participant.

			☐	(c)

attainment of age      (not less than age 55 and not more than 65) by the Participant or the      anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

Note: The Normal Retirement Age must meet the requirements of Treasury Regulation Section 1.401(a)-1(b)(2), which is deemed satisfied if you enter age 62 or higher.

II.	Forfeitures

	Any forfeitures attributable to the Transferor Plan after the effective date of the merger (“Transferor Plan forfeitures”) shall be (select one):

	☐	A.

first, used to reduce Employer contributions; second, any remaining forfeitures shall be used to offset the Employer’s Plan administrative costs; and third, any remaining forfeitures shall be allocated to Participants.

	☐	B.

first, used to offset the Employer’s Plan administrative costs; second, any remaining forfeitures shall be used to reduce Employer contributions; and third, any remaining forfeitures shall be allocated to Participants.

	☐	C.	allocated to Participants in accordance with the applicable formula elected by the Employer.

III.	Election of Optional Forms/Application of Joint and Survivor Annuity Options

The amount of a Participant’s Account attributable to the Transferor Plan shall be subject to the provisions of Section 6.1.1 of the Base Plan Document and this Plan shall be treated as a transferee plan (and not as a Non-QJSA Profit Sharing Plan) solely with respect to that portion of the Participant’s Account for purposes of Code Sections 401(a)(11) and 417 and the regulations thereunder.

IV.	Distribution Options

	A.	In-Service Withdrawals

		In-Service Withdrawals are (select one):

		☐	(1)	permitted and may be made from the Participant’s vested Account upon Normal Retirement Age.

		☐	(2)	are not permitted (subject to Section 5.7.3 of the Base Plan Document).

	B.

To the extent any optional form of benefit was available under the Transferor Plan and is protected by Code Section 411(d)(6), and the regulations issued thereunder, such optional form of benefit shall be available with respect to the portion of the Participant’s Account attributable to the amount from the Transferor Plan as provided in the Addendum to this Adoption Agreement.

V.	Loans

	A.	The portion of a Participant’s Account attributable to the amount from the Transferor Plan (select one):

		☐	(1)	shall be available for Plan loans in accordance with Section 5.8 of the Base Plan Document.

		☐	(2)	shall not be available for Plan loans.

Note: To the extent the portion of a Participant’s Account from the Transferor Plan is available for a loan under Base Plan Document Section 5.8, such amount shall be subject to the Spousal consent requirements of Base Plan Document Section 5.8.2(C).

SAMPLE EMPLOYER’S RESOLUTION OF PLAN RESTATEMENT FOR “PPA”

WHEREAS, the Employer did establish a Non-Standard 401(k) Profit Sharing Plan for its employees known as the Hunt Corporation Retirement Savings Plan (the “Plan”) effective 7/1/1998 and,

NOW THEREFORE, BE IT RESOLVED, that the Plan be and it is hereby amended and restated in its entirety, effective 1/1/2016, in order to comply with current plan qualification requirements under amendments to the Internal Revenue Code of 1986, and any amendments thereto, and under any rulings or regulations adopted by the Department of Labor and/or the Department of the Treasury.

FURTHER RESOLVED, that BANK OF AMERICA, N.A. (BANA) is hereby authorized, directed and designated as trustee under said agreement to administer the trust and the funds entrusted to it under said agreement for such plan; and

FURTHER RESOLVED, that the proper officers of the Employer are hereby authorized and directed in the name of and on behalf of the Corporation, to execute and deliver such amendment, and to execute any documents which may be otherwise deemed necessary and proper in order to implement the foregoing resolutions.

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